EXHIBIT 99.1

NetSol Technologies Reports Record Fiscal Second-Quarter Revenue

Second-Quarter Revenue Increases 37% to $11.8 Million;
Net Income Advances to $2.2 Million, or $0.28 per Diluted Share

EBITDA Rises to $3.7 Million, or $0.47 per Diluted Share

CALABASAS, Calif., Feb. 12, 2013 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported sharply improved financial results for its fiscal 2013 second quarter ended December 31, 2012.

Total revenue for the second quarter rose to $11.8 million, the highest second quarter in the company's history. This compares with $8.6 million in the second quarter of fiscal 2012.

Second-quarter license revenue increased to $3.5 million from $2.0 million in the comparable period in fiscal 2012. Maintenance revenue improved to $2.7 million from $2.1 million, as a result of select price increases, bringing certain customers up to market. Service revenue grew to $5.6 million from $4.4 million in the same period last fiscal year, primarily as a result of an increase in customization and enhancement of the company's NFS solution for Asia-based clients.

"Our financial performance demonstrates that the strategic initiatives we put in place to bring NetSol to its next stage of growth are well underway, evidenced by two consecutive record setting quarters and a record 2012 fiscal year," said Najeeb Ghauri, CEO of NetSol. "With favorable trends and brand recognition in Asia, especially in China, combined with marketing efforts for new products in the U.S. and across the world, we are well positioned for continued growth."

Click here to watch a video of Najeeb discussing the quarter and the trends that are driving NetSol's growth or visit http://bit.ly/NetSol-2Q2013-Earnings.

Total operating expenses for the fiscal 2013 second quarter amounted to $3.8 million, sequentially equal to the first quarter, although up from $3.5 million in the fiscal 2012 second quarter. The increase is related to hiring of new sales and marketing staff both at Vroozi and the NFS division, and a larger headcount as a result of the VLS acquisition.

Operating income for the second quarter of fiscal 2013 rose to $2.9 million from $1.2 million in the comparable period last year.

NetSol achieved second-quarter net income of $2.2 million, equal to $0.28 per diluted share, compared with $320,000, or $0.06 per share, in the comparable period of the prior fiscal year. This includes a $1.5 million deduction of net income for non-controlling interest, compared with a deduction of $826,000 in the prior year period. Weighted average number of diluted shares outstanding for the period was 8.0 million shares, compared with 5.7 million shares for the second quarter of fiscal 2012.

The net EBITDA (a non-GAAP measure), was $3.7 million for the fiscal 2013 second quarter or $0.47 per diluted share, versus $1.6 million or $0.28 per diluted share for the fiscal 2012 second quarter. The reconciliation of net EBITDA to net income, the most comparable non-GAAP financial measure, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this news release.

For the first half of fiscal 2013, total revenue rose to $22.9 million from $14.8 million for the first six months of fiscal 2012. Net income for the fiscal 2013 year-to-date period was $3.2 million, or $0.40 per diluted share, compared with a net loss of $1.1 million, or a loss of $0.20 per share, last year.

NetSol's cash and cash equivalents balance rose to $9.6 million at December 31, 2012, up from $7.6 million at June 30, 2012.

Recent Highlights:

  Received three new orders for NetSol Financial Suite (NFS™) solution, representing more than $5 million in combined license, maintenance, and service billings;
  Completed two NFS implementations in China;
  Renegotiated maintenance agreements with NetSol Technologies Europe clients, resulting in increased maintenance revenue;
  Secured a sole partnership contract in Pakistan with Encase Guidance Software, a world leader in digital forensics, to carry out investigations, including intellectual property theft, incident response and audit compliance;
  Signed an information security consulting and implementation agreement through Atheeb NetSol Saudi Company Limited;
  Began development of mobile applications for clients;
  Virtual Lease Services, NetSol's joint venture with Investec, was awarded a new chip and pin contract, resulting in sustained increase in business volume and incremental revenue contribution from the division;
  Vroozi signed an agreement with a global packaging company to conduct a multi-country roll-out of its cloud-based business shopping platform.

Business and Financial Outlook

"As we look at the second half of the year, our pipeline visibility continues to improve for new NFS implementations," Ghauri said. "Combined with anticipated improvements in maintenance revenue, an increase in custom projects, and incremental revenue contributions from our VLS and Vroozi subsidiaries, the second half of the year is shaping up to be a strong period for NetSol."

The company maintains its financial guidance, anticipating growing total annual revenue to a range of approximately $46 million to $49 million for fiscal 2013, and achieving earnings per diluted share of approximately $0.80 to $1.00 for the year.

Fiscal 2013 Second Quarter Conference Call

When:	Tuesday, February 12
Time:	11:00 a.m. Eastern
Phone:	1-888-549-7760 (domestic)
1-480-629-9866 (international)
Conference ID:	4595976

A live Webcast will be available online on NetSol's website at http://www.netsoltech.com/us/investors/event-presentation, where it will be archived for 90 days.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide and Riyadh.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://www.netsoltech.com/us/investors/signupform

The NetSol Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9832

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of December 31,	As of June 30,
ASSETS	2012	2012
Current assets:
Cash and cash equivalents	$ 9,579,693	$ 7,599,607
Restricted cash	2,398,659	141,231
Accounts receivable, net	15,621,790	13,757,637
Revenues in excess of billings	11,443,669	12,131,329
Other current assets	2,118,234	2,648,302
Total current assets	41,162,045	36,278,106
Investment under equity method	547,306	--
Property and equipment, net	18,434,767	16,912,795

Intangible assets, net	28,756,690	28,502,983
Goodwill	9,653,330	9,653,330
Total intangibles	38,410,020	38,156,313
Total assets	$ 98,554,138	$ 91,347,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,034,587	$ 3,869,355
Current portion of loans and obligations under capitalized leases	3,473,417	1,896,238
Other payables - acquisitions	103,226	103,226
Unearned revenues	4,510,426	2,704,661
Convertible notes payable , current portion	2,656,245	2,809,093
Loans payable, bank	2,051,282	2,116,402
Common stock to be issued	88,325	105,575
Total current liabilities	16,917,508	13,604,550
Obligations under capitalized leases, less current maturities	276,821	260,107
Convertible notes payable less current maturities	--	936,364
Long term loans; less current maturities	1,294,976	1,551,541
Total liabilities	18,489,305	16,352,562
Commitments and contingencies
Stockholders' equity:
Common stock, $.01 par value; 15,000,000 shares authorized; 8,021,489 & 7,513,745 issued and outstanding as of December 31, 2012 and June 30, 2012	80,215	75,137
Additional paid-in-capital	109,220,684	106,101,165
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(28,532,291)	(31,684,399)
Stock subscription receivable	(2,342,238)	(2,119,488)
Other comprehensive loss	(13,893,118)	(12,361,759)
Total NetSol shareholders' equity	64,117,827	59,595,231
Non-controlling interest	15,947,006	15,399,421
Total stockholders' equity	80,064,833	74,994,652
Total liabilities and stockholders' equity	$ 98,554,138	$ 91,347,214

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
Net Revenues:
License fees	3,505,847	2,047,855	6,747,348	3,123,705
Maintenance fees	2,664,813	2,121,282	4,710,519	4,158,488
Services	5,637,009	4,436,915	11,421,702	7,552,567
Total net revenues	11,807,669	8,606,052	22,879,569	14,834,760
Cost of revenues:
Salaries and consultants	2,948,533	2,287,803	6,334,201	4,671,214
Travel	386,194	254,169	711,488	539,841
Repairs and maintenance	123,722	96,723	251,719	170,917
Insurance	41,007	31,348	78,726	67,216
Depreciation and amortization	1,024,007	812,510	1,982,158	1,601,615
Other	558,777	421,416	1,480,635	937,825
Total cost of revenues	5,082,240	3,903,969	10,838,927	7,988,628
Gross profit	6,725,429	4,702,083	12,040,642	6,846,132
Operating expenses:
Selling and marketing	931,210	735,132	1,694,173	1,435,413
Depreciation and amortization	333,435	289,030	675,436	480,704
Bad debt expense	54,889	--	54,889	192,250
Salaries and wages	1,192,787	1,152,023	2,346,660	1,958,587
Professional services, including non-cash compensation	156,668	236,911	363,170	423,660
General and administrative	1,136,792	1,072,483	2,484,720	1,965,455
Total operating expenses	3,805,781	3,485,579	7,619,048	6,456,069
Income from operations	2,919,648	1,216,504	4,421,594	390,063
Other income and (expenses)
(Loss) gain on sale of assets	(275)	(1,633)	14,021	(3,274)
Interest expense	(179,932)	(158,957)	(472,321)	(419,164)
Interest income	31,617	7,264	55,784	40,069
Gain on foreign currency exchange transactions	504,738	160,125	899,894	39,219
Share of net income (loss) from equity investment	484,487	--	484,487	(100,000)
Beneficial conversion feature	(74,384)	(61,441)	(442,128)	(74,247)
Other income (expense)	36	(8,987)	4	(16,706)
Total other income (expenses)	766,287	(63,629)	539,741	(534,103)
Net income (loss) before income taxes	3,685,935	1,152,875	4,961,335	(144,040)
Income taxes	2,548	(7,005)	(11,448)	(31,539)
Net income (loss) after tax	3,688,483	1,145,870	4,949,887	(175,579)
Non-controlling interest	(1,465,500)	(826,303)	(1,797,779)	(963,561)
Net income (loss) attributable to NetSol	2,222,983	319,567	3,152,108	(1,139,140)

Other comprehensive income (loss):
Translation adjustment	(1,394,216)	(1,039,343)	(2,163,011)	(2,013,541)
Comprehensive income (loss)	828,767	(719,776)	989,097	(3,152,681)
Comprehensive loss attributable to non controlling interest	(399,096)	(437,533)	(631,652)	(854,892)
Comprehensive income (loss) attributable to NetSol	1,227,863	(282,243)	1,620,749	(2,297,789)

Net income (loss) per share:
Basic	$ 0.28	$ 0.06	$ 0.41	$ (0.20)
Diluted	$ 0.28	$ 0.06	$ 0.40	$ (0.20)
Weighted average number of shares outstanding
Basic	7,957,521	5,665,562	7,774,719	5,626,944
Diluted	7,968,598	5,726,155	7,785,796	5,626,944

Amounts attributable to NetSol common shareholders
Net income / (loss)	$ 2,222,983	$ 319,567	$ 3,152,108	$ (1,139,140)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$ 4,949,887	$ (175,580)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,657,594	2,082,319
Provision for bad debts	54,889	192,250
Share of net (income) loss from investment under equity method	(484,487)	100,000
(Gain) loss on sale of assets	(14,021)	3,274
Stock issued for interest on notes payable	211,111	--
Stock issued for services	29,670	155,500
Fair market value of warrants and stock options granted	320,021	256,479
Beneficial conversion feature	442,128	74,247
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1,864,153)	3,322,973
Decrease (increase) in other current assets	1,217,728	(2,042,183)
Increase (decrease) in accounts payable and accrued expenses	1,908,178	(11,801)
Net cash provided by operating activities	9,428,545	3,957,478
Cash flows from investing activities:
Purchases of property and equipment	(3,537,918)	(2,832,212)
Sales of property and equipment	59,350	73,048
Purchase of treasury stock	--	(19,417)
Investment under equity method	--	(100,000)
Purchase of non-controlling interest in subsidiaries	(621,563)	--
Acquisition, net of cash acquired	--	(253,192)
Increase in intangible assets	(2,132,595)	(3,713,090)
Net cash used in investing activities	(6,232,726)	(6,844,863)
Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	612,650	368,000
Payment to common shareholders against fractional shares	(194)	--
Proceeds from sale of subsidiary stock to non-controlling interest	3,031	--
Proceeds from convertible notes payable	--	4,000,000
Payments on convertible notes payable	--	(2,758,330)
Restricted cash	(2,257,428)	2,996,382
Proceeds from bank loans	2,049,698	3,866,758
Payments on capital lease obligations & loans - net	(723,936)	(5,123,981)
Net cash (used) provided by financing activities	(316,179)	3,348,829
Effect of exchange rate changes in cash	(899,554)	89,120
Net increase in cash and cash equivalents	1,980,086	550,564
Cash and cash equivalents, beginning of year	7,599,607	4,172,802
Cash and cash equivalents, end of year	$ 9,579,693	$ 4,723,366

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net Income (loss) before preferred dividend, per GAAP	$ 2,222,983	$ 319,567	$ 3,152,108	$ (1,139,141)
Income Taxes	(2,548)	7,005	11,448	31,539
Depreciation and amortization	1,357,442	1,101,540	2,657,594	2,082,319
Interest expense	179,932	158,957	472,321	419,164
Interest (income)	(31,617)	(7,264)	(55,784)	(40,069)
EBITDA	$ 3,726,192	$ 1,579,805	$ 6,237,687	$ 1,353,813

Weighted Average number of shares outstanding
Basic	7,957,521	5,665,562	7,774,719	5,626,944
Diluted	7,968,598	5,726,155	7,785,796	5,687,537

Basic EBITDA	$ 0.47	$ 0.28	$ 0.80	$ 0.24
Diluted EBITDA	$ 0.47	$ 0.28	$ 0.80	$ 0.24

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968